Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report of Headwaters Incorporated (the “Company”) on Form 10-Q for the quarter ended December 31, 2010 (the “Report”), we, Kirk A. Benson, Chief Executive Officer of the Company, and Donald P. Newman, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(i) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kirk A. Benson

Kirk A. Benson

Chief Executive Officer

February 2, 2011

/s/ Donald P. Newman

Donald P. Newman

Chief Financial Officer

February 2, 2011